UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2013

CHINA AUTO LOGISTICS INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52625	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall
86 Tianbao Avenue, Free Trade Zone
Tianjin Province, The People’s Republic of China 300461
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771
_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 20, 2013, Tianjin Binhai Shisheng Trading Group Co. Ltd (“Shisheng”), a wholly-owned subsidiary of China Auto Logistics Inc. (the “Company”), signed a Cooperation Framework Agreement (the “Agreement”) with Car King (China) Used Car Trading Co., Ltd (“Car King”), Tianjin Zhonghe Auto Sales Service Co., Ltd (“Zhonghe”), and Hezhong (Tianjin) International Development Co. Ltd (“Hezhong”). Under the terms of the Agreement, Zhonghe and Car King would establish a joint venture to operate a used car trading platform and related services (the “Joint Venture”) at the Airport International Automall in Tianjin, China (the “Automall”). The final terms of the Joint Venture remain subject to the negotiation and execution of a Joint Venture Agreement between Car King and Zhonghe.

The establishment of the Joint Venture is contingent upon Shisheng acquiring 100% of the equity of Zhonghe from Hezhong, which owns and operates the Automall. This potential transaction was disclosed by the Company in a Form 8-K furnished with the SEC on May 21, 2013, and remains subject to, among other things, Shisheng  and Hezhong completing customary pre-closing due diligence and entering into a definitive purchase agreement. There can be no assurance that any transaction will be completed as proposed or at all. In the event both transactions are completed, Shisheng would hold a 40% interest in the Joint Venture through Zhonghe, which would be a wholly-owned subsidiary of Shisheng.

Item 9.01.  Financial Statements and Exhibits

Exhibit Number	Description

10.1	Cooperation Framework Agreement, dated November 20, 2013

99.1	Press Release dated November 22, 2013

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2013

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer

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